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                                                                 Exhibit 10.15


                                      NOTE


$543,750                                                    Bellevue, Washington
                                                                 January 7, 1997


         FOR VALUE RECEIVED, Alison M. Elder promises to pay to ProBusiness, Inc., a California corporation (the "Company"), or order, the principal sum of Five Hundred and Forty-Three Thousand Seven Hundred Fifty Dollars ($543,750) together with interest on the unpaid principal hereof from the date hereof at the rate of 6.10% per annum, compounded annually.

         Principal and interest shall be due and payable on January 7, 2001. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         This Note is subject to the terms of the Option, dated as of January 7, 1997. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

         The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

         In the event the undersigned shall cease to be an employee or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

         Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.


                                        ________________________________
                                          Alison M. Elder
                                          1300 Hampton Court
                                          Byron, CA 94514